SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM 8-K

                       CURRENT REPORT PURSUANT
                      TO SECTION 13 OR 15(D) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):  November 6, 2007


                     FIRST GROWTH INVESTORS, INC.
        (Exact Name of Registrant as Specified in Its Charter)

                                NEVADA
            (State or Other Jurisdiction of Incorporation)

              333-83125                      87-0569467
     (Commission File Number)        (IRS Employer Identification No.)

       2508 SO. 1300 E.
     SALT LAKE CITY, UTAH                        84106
(Address of Principal Executive Offices)       (Zip Code)

                               (801) 466-7808
           (Registrant's Telephone Number, Including Zip Code)

                               NOT APPLICABLE
      (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the
       Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the
       Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b)
       under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communication pursuant to Rule 13e-4(c)
       under the Exchange Act (17 CFR 240.13e-4(c))


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          ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 6, 2007, First Growth Investors, Inc., a Nevada corporation (the "Company"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), with Halter Financial Investments, L.P., a Texas limited partnership ("Purchaser"), pursuant to which the Company agreed to sell Purchaser 14,000,000 unregistered shares of the Company's common stock for $425,000. The Stock Purchase Agreement requires, as a condition to closing, the election and appointment of the person or persons designated by Purchaser as the new officers and director or directors of the Company;

The Stock Purchase Agreement also requires the Company's Board of Directors to declare and pay a special cash dividend of $0.21 per share to the current shareholders of the Company and that the Purchaser will not participate in such dividend. The proposed dividend will be payable to shareholders of record at the close of business on November 25, 2007, with a payment date on November 19, 2007, which is subsequent to the date the required payment from Purchaser under the Stock Purchase Agreement has been received. The dividend will be payable to the Company's current shareholders who hold 2,000,000 shares of its common stock which will result in a total dividend distribution of $420,000.

The Stock Purchase Agreement contains covenants that require Purchaser, in its capacity as controlling shareholder of the Company following closing, to agree that it will not approve any additional reverse stock splits without the prior consent of a majority of the members of the Company's current Board of Directors as representatives of the Company's current shareholders, that it will ensure that the Company does not authorize the issuance of any additional shares of common stock or securities convertible into shares of common stock except for up to a 10 to 1 reverse split in connection with a combination transaction with a corporation with current business operations (a "Going Public Transaction"), and that it will not allow the Company to enter into a Going Public Transaction unless the Company, on a combined basis with the operating entity with which it completes a Going Public Transaction, satisfies the financial conditions for listing on the NASADAQ Stock Market immediately following the closing of the Going Public Transaction. The Stock Purchase Agreement also grants demand and "piggy back" registration rights to Purchaser and, to the extent required, to the current holders of the Company's restricted common stock.

After giving effect to the stock sale, the Purchaser would hold 14,000,000 shares or 87.5% of the 16,000,000 shares of the Company's common stock to be outstanding following the completion of such action. As such, the Stock Purchase Agreement will result in a change of control of the Company and, following consummation of the transactions contemplated by the Stock Purchase Agreement, the Purchaser will be able to elect directors and control the policies and practices of the
Company.   The Stock Purchase Agreement will not result in any change in the status of the Company as a shell company and the Company will continue its search for business opportunities for acquisition or participation by the Company.

The foregoing summary of selected provisions of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as an exhibit to this report.









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ITEM 9.     FINANCIAL STATEMENTS AND EXHIBITS

(d)  The following documents are included as exhibits to this report:

  Exhibit SEC Ref.
  No.     No.            Title of Document                    Location

  10.1    10        Stock Purchase Agreement between          This Filing
                    First Growth Investors, Inc. and Halter
                    Financial Investments, L.P. dated
                    November 6, 2007


                              SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              First Growth Investors, Inc.

                              /s/Pam Jowett
Date: November 6, 2007   By: __________________________________
                              Pam Jowett,
                              President